EXHIBIT 10.1

                                ESCROW AGREEMENT

      This ESCROW AGREEMENT (this "Agreement") dated as of August 31, 2000 is by and among GoAmerica, Inc. ("GOAM"), the stockholders of Hotpaper.com, Inc. as listed on Schedule A hereto (the "Stockholders") and American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

      WHEREAS, this Agreement is made pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 11, 2000 by and among GOAM, GoAmerica Acquisition II Corp. ("Sub") and Hotpaper.com, Inc. ("Hotpaper"). Capitalized terms used herein shall have the respective meanings ascribed to them in the Merger Agreement, unless the context requires otherwise.

      WHEREAS, pursuant to the Merger Agreement, (a) Sub will be merged with and into Hotpaper, (b) GOAM is issuing shares of GOAM Common Stock to the Stockholders, in conversion of and exchange for the shares of capital stock of Hotpaper (on an as converted to common stock basis) then held by the Stockholders, and (c) the Stockholders have agreed, by acceptance of their respective portions of the Merger Shares pursuant to the Merger Agreement, to indemnify the GOAM Indemnitees for Indemnifiable Losses.

      WHEREAS, Section 2.3 of the Merger Agreement provides that one or more certificates representing an aggregate of ten percent (10%) of the Merger Shares issuable to the Stockholders plus ten percent (10%) of that number of shares that would have been issued to Kevin Warnock had he received shares of GOAM Common Stock in lieu of the Cash Payment (the "Escrow Shares"), which Escrow Shares are to be deducted pro rata from the Merger Shares allocable to each Stockholder (except that the portion of the Escrow Shares which represents ten percent (10%) of the shares that would have been issued to Kevin Warnock shall be deducted solely from the actual Merger Shares issued to Warnock), shall be issued and delivered to the Escrow Agent and shall be placed in an escrow account (the "Escrow Account") pursuant to this Agreement to settle claims for Indemnifiable Losses that may arise pursuant to the Merger Agreement.

      WHEREAS, the parties desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited and held in, and delivered from, the Escrow Account.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:


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1.    APPOINTMENT OF ESCROW AGENT.

      GOAM and the Stockholders hereby appoint and designate American Stock Transfer & Trust Company as the Escrow Agent for the purposes herein set forth and American Stock Transfer & Trust Company hereby accepts such appointment, all on the terms and subject to the conditions of this Agreement.

2.    ACKNOWLEDGMENT OF RECEIPT OF THE MERGER AGREEMENT.

      The Escrow Agent hereby acknowledges receipt of a copy of the Merger Agreement, but, except for reference thereto for definitions incorporated by reference herein and as provided in Section 5 hereof, the Escrow Agent is not charged with any duties or responsibilities with respect to the Merger Agreement.

3.    ESCROW SHARES.

      3.1. GOAM hereby agrees to provide to the Escrow Agent, within three (3) business days after the date hereof, one or more stock certificates representing the number of Escrow Shares, to be held in escrow by the Escrow Agent. Each stock certificate so deposited on behalf of the Stockholders shall be issued in the name of the Escrow Agent, as escrow agent for GOAM and the Stockholders. The Escrow Agent acknowledges and agrees, as transfer agent and registrar for GOAM, to use its best efforts to process such certificates on behalf of GOAM within the foregoing timeframe. The Escrow Shares, as such term is used herein, shall include the initial Escrow Shares deposited by GOAM and the "Additional Escrow Account" as that term is defined in Section 3.2.

      3.2. Any and all dividends payable in securities or other distributions of any kind made in respect to the Escrow Shares, except cash dividends which shall be paid directly to each respective Stockholder (the "Additional Escrow Account"), shall be held in escrow pursuant to this Agreement; provided, however, that the Stockholders shall have the voting rights with respect to the Escrow Shares so long as such Escrow Shares are held in escrow. GOAM shall take any and all reasonable and necessary steps to allow the exercise of such voting rights. While the Escrow Shares remain subject to this Agreement, the Stockholders shall retain and shall be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions hereof.

      3.3. The Stockholders shall be responsible for any tax liability and tax reporting obligations attributable to (a) the placement of the Escrow Shares in the Escrow Account and (b) the payment of any dividends, to the extent paid, or other amounts payable to the Stockholders with respect to the Escrow Shares and shall provide the Escrow Agent with executed and completed Internal Revenue Service Forms W-9.

      3.4. Except as contemplated hereunder, no Escrow Shares or any beneficial interest therein may be pledged, hypothecated, or permitted to suffer any lien or encumbrance by the Stockholders or Hotpaper, including by operation of law, or be taken


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or reached by any legal or  equitable  process  in  satisfaction  of any debt or other liability of any Stockholder or Hotpaper, prior to the date the Escrow Agent is required to deliver the Escrow Shares to the Stockholders in accordance with the terms of this Agreement.

4.    INDEMNIFICATION LIABILITY OF STOCKHOLDERS.

      The Stockholders' obligations regarding liability for indemnification to the GOAM Indemnitees shall be governed by the Merger Agreement. The terms, conditions, covenants and provisions regarding the indemnification obligations of the Stockholders set forth in the Merger Agreement are hereby incorporated in full by reference herein.

5.    DISTRIBUTION EVENTS.

      5.1. At any time or times prior to the first anniversary of the date hereof, GOAM may make claims against the Escrow Shares for amounts due for indemnification under the Merger Agreement. If, after final determination of liability on a claim in accordance with the procedures set forth in Section 6.2 of the Merger Agreement, any of the GOAM Indemnitees shall have any claim of indemnification for Indemnifiable Losses pursuant to the Merger Agreement, GOAM shall promptly (a) give formal written notice thereof to the Stockholder Representative and the Escrow Agent, which notice shall include the aggregate dollar amount of the Indemnifiable Losses and a brief description of the facts upon which the claim is based, and (b) provide the Escrow Agent and the Stockholder Representative with a calculation pursuant to Section 5.3 hereof. Subject to the following provisions of this Section 5, the Escrow Agent shall, not less than fifteen (15) business days but within twenty (20) business days following delivery of such notice, deliver to GOAM in accordance with Section
5.3 hereof the number of Escrow Shares having an aggregate cash value (as determined in accordance with Section 5.3 hereof) equal to the amount of such Indemnifiable Losses. To the extent that the value of the Escrow Shares so determined represented by stock certificates so delivered exceeds the cash value of the Indemnifiable Losses, GOAM shall promptly deliver to the Escrow Agent stock certificates for the balance of the Escrow Shares, which shall be held pursuant to this Agreement.

      5.2. If the Stockholder Representative shall, in good faith, notify the Escrow Agent in writing of any objections or disputes with respect to a claim for indemnification within fifteen (15) business days following delivery of notice of a claim for indemnity pursuant to Section 5.1 hereof, then the Escrow Agent shall instead set aside such Escrow Shares (the "Set Aside Amount") until
(a) the Stockholder Representative and GOAM have agreed upon the rights of GOAM, any of the GOAM Indemnitees seeking indemnification and the Stockholders with respect thereto and have notified the Escrow Agent of such an agreement in writing signed by GOAM and the Stockholder Representative, (b) such rights are finally determined pursuant to Section 14.6 of this Agreement or (c) the Termination Date. Any uncontested portion of a claim will be resolved as set forth in Section 5.1 above. The Escrow Agent may rely on any arbitration ruling in accordance with Section 14.6 hereof or on the final order or other final determination of any such court. If any such arbitrator or


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court shall  determine  that any or all of the Escrow Shares are to be delivered to GOAM, the Escrow Agent shall, within fifteen (15) days following receipt of a copy of such final determination, deliver to GOAM the number of Escrow Shares having a cash value equal (determined as provided in Section 5.3) to the sum of the amount of the claim for Indemnifiable Losses as to which the arbitrator or the court has finally determined that any of the GOAM Indemnitees is entitled to indemnity under the Merger Agreement. All other expenses of such litigation or arbitration, including reasonable attorney's fees, will be paid by the losing party and the court or the arbitrator will be authorized to make such determination.

      5.3. For purposes of establishing the number of Escrow Shares to be delivered to GOAM or set aside in respect of any Set Aside Amount pursuant to this Section 5, the cash value of each share of GOAM Common Stock shall be equal to the average closing prices per share of GOAM's Common Stock as reported on the Nasdaq National Market (or such other exchange or quotation system upon which GOAM is then traded) during the ten (10) trading days ending three (3) days prior to the date of the Closing Date.

6.    TERMINATION.

      This Agreement shall terminate thirteen (13) months from the Closing Date or, if at such time a contested claim remains unresolved, at such time as such contested claim has been resolved, unless sooner terminated by the parties (the "Termination Date"). Notwithstanding anything in this Agreement to the contrary, GOAM shall assert all claims under this Escrow Agreement within the twelve (12) month period commencing on the Closing Date. On the Termination Date or as soon thereafter as is practicable, the Escrow Agent shall distribute to the Stockholders an aggregate amount equal to the Escrow Shares less the sum of any amount previously paid to GOAM from the Escrow Account as indemnification pursuant to the Merger Agreement. The Escrow Shares shall be distributed to the Stockholders in the same proportion that the balance of the Merger Shares not deposited in the Escrow Account is distributed to the Stockholders in the Merger Agreement, such proportions are set forth next to each Stockholder's name on Schedule A hereto.

7.    FEES AND EXPENSES OF ESCROW AGENT.

      7.1. For services rendered, the Escrow Agent shall receive a fee of $2,500 per annum. The fees of the Escrow Agent shall be borne by GOAM.

      7.2. The Escrow Agent shall also be entitled to reimbursement from GOAM for all reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, reasonable attorneys' or agents' fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500 barring any unforeseen circumstances. If for any reason the deposit of the Escrow Shares is not received by the Escrow Agent as contemplated in Section 3.1 hereof, GOAM shall reimburse the Escrow Agent for all expenses, including


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reasonable  counsel  fees and  disbursements,  paid or  incurred by it in making preparations for providing the services contemplated hereby.

8.    PROTECTION OF ESCROW AGENT.

      8.1. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Escrow Agent by GOAM and the Stockholders relating to the Escrow Account under this Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

      8.2. The Escrow Agent shall not be liable to GOAM or the Stockholders or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment and shall be liable only in case of its own bad faith or willful misconduct or gross negligence or intentional failure to comply with its obligations under this Agreement. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

      8.3. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof.


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      8.4 The  Escrow  Agent  shall  have the right to assume in the  absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

9.    CONTROVERSIES.

      If any controversy arises among the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, or its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Shares and all documents and funds, and may wait for settlement of any such controversy by final appropriate arbitration or legal proceedings or other means, as the Escrow Agent may require in its discretion, notwithstanding any other provision of this Agreement. In such event, the Escrow Agent will not be liable for interest or damages. Furthermore, the Escrow Agent may at its option file an action of interpleader in a court of competent jurisdiction requiring the parties to answer and litigate their claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the Escrow Account, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action, GOAM agrees to pay and promptly deposit with the clerk of the court. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from any obligations and liability imposed by the terms of this Agreement. The release from liability shall survive the termination of this Agreement.

10.   RESIGNATION OR REMOVAL OF ESCROW AGENT.

      The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to GOAM and the Stockholder Representative, and may be removed by the mutual agreement of GOAM and the Stockholder Representative and the Escrow Agent shall turn over the Escrow Account to the duly appointed successor escrow agent (less any amount due and owning under Section 7 hereof); provided, however, that any such resignation or removal shall not become effective until the appointment of a successor escrow agent which shall be accomplished as follows. GOAM and the Stockholder Representative shall use their reasonable best efforts to agree on a successor escrow agent within thirty (30) days after receiving such notice of resignation from the Escrow Agent. If GOAM and the Stockholder Representative fail to agree on a successor escrow agent within such time, the parties shall promptly request a court of competent jurisdiction to appoint such an agent. If a successor escrow agent is not appointed within thirty (30) days of the parties request to the court, the Escrow Agent may deposit the Escrow Account with such court pending appointment. The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named


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as the escrow agent. Then, the Escrow Agent shall be discharged from any further
duties  and  liability  under  this  Agreement   accruing  after  the  date  the
appointment of such successor escrow agent is accepted by the parties (or made by a court of competent jurisdiction, as applicable) and becomes effective, and such discharge of liability will survive the termination of this Agreement.

11.   INDEMNIFICATION OF ESCROW AGENT.

      11.1. GOAM shall reimburse, indemnify and hold harmless the Escrow Agent, its employees and agents (referred to in this Section 11 collectively and individually as the "Escrow Agent"), from and against any and all any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder. The Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Escrow Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against GOAM, notify GOAM thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve GOAM from any liability which they may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

      11.2. For purposes of this Section 11, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

      11.3. GOAM and the Stockholders may participate at their own expense in the defense of any claim or action that may be asserted against the Escrow Agent, and if GOAM or the Stockholders so elects, either may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both GOAM or the Stockholders, as the case may be, and the Escrow Agent, retention of separate counsel by the Escrow Agent shall be reimbursable as hereinabove provided; and provided, further, that GOAM shall not settle or compromise any such claim or action without the consent of the Stockholders, which consent shall not be unreasonably withheld, and the Stockholders shall not settle or compromise any such


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claim or  action  without  the  consent  of GOAM,  which  consent  shall  not be unreasonably withheld. The parties will notify the Escrow Agent in writing of their intention to participate or assume the defense of any claim. The right of the Escrow Agent to indemnification hereunder shall survive its resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

12.   AUTHORITY OF GOAM.

      GOAM shall be entitled to assert claims for indemnity on behalf of any of the GOAM Indemnitees, and all of the GOAM Indemnitees shall be bound by GOAM's actions and decisions hereunder.

13.   AUTHORITY OF STOCKHOLDER REPRESENTATIVE.

      The Stockholder Representative represents and warrants to GOAM and the Escrow Agent that the Stockholders, by virtue of the Stockholders' acceptance of the Merger Shares, have consented to: (a) be bound by the terms of this Escrow Agreement; (b) be a party hereto with the same force and effect as if they were signatories hereto, including without limitation, the appointment of the Stockholder Representative as their representative for purposes of this Escrow Agreement and as attorney-in-fact and agent for and on behalf of each such Stockholder; and (c) the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Stockholder Representative under this Escrow Agreement and the Merger Agreement.

14.   MISCELLANEOUS.

      14.1. Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended or waived from time to time only upon the mutual written agreement of GOAM, the Stockholders (by and through the Stockholder Representative) and the Escrow Agent. No delay or omission by any party to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any subsequent breach or of any other covenant contained in this Agreement.

      14.2. Notices. Notices and other communications by a party under this Agreement shall be in writing and hand-delivered, deposited with an overnight carrier for next- or second-day delivery, sent by certified mail or transmitted by facsimile (with receipt confirmed), addressed to the parties as follows (or to such other addresses as any party may designate from time to time in writing):



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            (a)   if to GOAM or Sub, to:

                        GoAmerica, Inc.
                        401 Hackensack Avenue
                        Hackensack, New Jersey 07601
                        Attention: Mr. Aaron Dobrinsky

                        with copies to:

                        Buchanan Ingersoll Professional Corporation
                        650 College Road East
                        Princeton, New Jersey 08540
                        Attention:  David J. Sorin, Esq.

            (b)   if to the Stockholders, to:

                        Kevin Warnock, Stockholder Representative
                        c/o Hotpaper.com, Inc.
                        33 New Montgomery Street, 10th Floor
                        San Francisco, California 94105

                        with copies to:

                        Cooley Godward LLP
                        5 Palo Alto Square
                        3000 El Camino Real
                        Palo Alto, California 94306
                        Attention: Eric Jensen, Esq.

            (c)   if to the Escrow Agent, to:

                        American Stock Transfer & Trust Company
                        40 Wall Street, 46th Floor
                        New York, New York 10005
                        Attention: Mr. Herbert Lemmer

and shall be deemed given when received.

      14.3. Successors; Third Parties; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein.

      14.4. Entire Agreement. This Agreement, the Merger Agreement (and any agreements referenced therein) constitute the entire agreement among GOAM, the


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Stockholders and the Escrow Agent with respect to the subject matter hereof, and
supersedes   any  and  all  prior   agreements,   understandings,   promises  or
representations made by such Persons concerning the subject matter of this Agreement.

      14.5. Applicable Law. The validity, performance and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      14.6. Consent to Jurisdiction; Arbitration.

      (a) Each of the parties hereby consents and agrees to submit himself or itself to the non-exclusive jurisdiction of the State of New York and of the United States of America located in the State of New York, county of New York.

      (b) The parties acknowledge and agree that GOAM would be materially prejudiced by the failure of the parties to resolve any objections or disputes as contemplated by Section 5.2 and Article 6 hereof. The parties therefore agree to resolve any such disputes or objections in accordance with the arbitration provisions set forth below and to take any and all actions necessary to resolve such disputes or objections as expeditiously as possible and in any event prior to the Termination Date. Notwithstanding anything to the contrary contained in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement, or the provisions of the Merger Agreement related hereto, or the breach, termination or validity thereof ("Dispute") shall be finally settled by arbitration, to be held in New York, New York in accordance with the CPR Institute For Dispute Resolution ("CPR") Non-Administered Arbitration Rules then in effect ("Rules"), except as modified herein. Within five (5) days after receipt by a party of a notice of dispute, GOAM, on the one hand and the Stockholder Representative, on the other, shall each appoint one arbitrator; the two arbitrators so appointed shall select the third arbitrator who shall be a disinterested person of recognized competence in the matter at issue who shall act as the presiding arbitrator for the dispute in question. If either party fails to name an initial arbitrator, or if appointed arbitrators have failed to appoint the third arbitrator as provided in the Rules, then CPR shall appoint that arbitrator within five (5) days of the request of either GOAM or the Stockholder Representative. Consistent with the expedited nature of arbitration, the number of depositions, if any, conducted by each of claimant(s), collectively, and by respondent(s), collectively, pursuant to Rule 11 of the Rules shall be limited to three (3) and any discovery permitted by the tribunal shall be completed within ten (10) days of the date of the appointment of the third arbitrator. Any award rendered in such arbitration shall be final and binding upon the parties, and judgment may be entered thereon in any court of competent jurisdiction. Upon the rendering of any such award on or prior to the Termination Date, the Escrow Agent shall release the appropriate portion of the Escrow Account in accordance with Article 6 hereof. The parties agree to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York, county of New York, for any action to enforce any award hereunder. The demand for arbitrations shall be delivered in accordance with Section 14.2. The fees of the arbitrators shall be shared equally by the parties. This agreement to arbitrate, and the final ruling or decision of the arbitrators, shall be binding on the parties and specifically enforceable.

      14.7. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

      14.8. Captions; Construction. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. All references herein to Sections shall be deemed references to sections of this Agreement, except as otherwise provided.

      14.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      14.10. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs and legal representatives. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      14.11. Further Assurances. From time to time on and after the date hereof, GOAM and the Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

                            [Signature page follows]

      IN WITNESS WHEREOF, this Agreement has been duly executed as of and on the date first above written.


                              GOAMERICA, INC.


                              By: /s/  Francis J. Elenio
                                  ------------------------------------
                                  Name:  Francis J. Elenio
                                  Title: Chief Financial Officer, Secretary and
                                         Treasurer



                              THE STOCKHOLDERS

                              By: /s/ Kevin Warnock
                                  ------------------------------------
                                  Name:   Kevin Warnock
                                  Title:  Stockholder Representative



                              AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                as Escrow Agent

                              By: /s/ Herbert J. Lemmer
                                  ------------------------------------
                                  Name:  Herbert J. Lemmer
                                  Title: Vice President

                                   SCHEDULE A

                            SCHEDULE OF STOCKHOLDERS



                                                               Number of
                                        Percentage of        Shares to be
                                        Total Escrow         Deposited in
            Name                            Shares               Escrow
            ----                            ------               ------

Kevin L. Warnock                            18.9233%            19,039
David Henderson                              8.4203%             8,472
Andrew Warnock                               1.1227%             1,130
Nokia Ventures, L.P.                        58.8607%            59,221
Osprey Ventures, L.P.                        2.0236%             2,036
Osprey Ventures Q, L.P.                      3.4288%             3,449
Osprey Ventures Affiliates Fund, L.P.        0.1686%               170
Angel Investors, L.P.                        1.2422%             1,250
Angel(Q) Investors, L.P.                     1.0062%             1,012
Stephen J. Martin                            2.2484%             2,262
GC&H Ventures, L.P.                          0.7869%               792
Robert C. Hill                               0.3373%               339
Thomas Figlio                                0.0020%                 2
Michael Foster                               0.0241%                24
Mary Ann O'Brien                             1.4050%             1,414

                                                                    EXHIBIT 10.2


                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 31st day of August, 2000, by and among GoAmerica, Inc., a Delaware corporation (the "Company"), and the stockholders of Hotpaper.com, Inc. listed on the signature page hereof (referred to collectively herein as the "Stockholders" and each individually as a "Stockholder").

                                    Recitals

      WHEREAS, this Agreement is made pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 11, 2000 by and among the Company, GoAmerica Acquisition II Corp. ("Sub") and Hotpaper.com, Inc. ("Hotpaper"). Capitalized terms used herein shall have the respective meanings ascribed to them in the Merger Agreement, unless the context requires otherwise.

      WHEREAS, pursuant to the Merger Agreement, (a) Sub will be merged with and into Hotpaper (the "Merger"), and (b) the Company is issuing shares of Common Stock of the Company to the Stockholders, in conversion of and exchange for the outstanding shares of capital stock of Hotpaper (on an as converted to common stock basis) then held by the Stockholders; and

      Whereas, in connection with the consummation of the Merger, the parties desire to enter into this Agreement in order to grant certain registration rights to the Stockholders as set forth below.

      Now, Therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  GENERAL.
-------------------

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.7 hereof.

            "Initial   Offering"  means  the  Company's  first  firm  commitment
underwritten public offering of its Common Stock registered under the Securities Act as declared effective by the Commission on April 6, 2000.

            "Prior Registration Rights Agreements" means (a) that certain Registration Rights Agreement, dated October 15, 1996, by and among the Company and the investors party thereto; (b) that certain Registration Rights Agreement, dated June 25, 1999, by and among the Company and the investors party thereto; (c) that certain Registration Rights Agreement dated January 28, 2000, by and among the Company and the investors party thereto; and (d) that certain Registration Rights Agreement dated June 28, 2000, by and among the Company and the investors party thereto.

            "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            "Registrable Securities" means (a) the Merger Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Merger Shares.

            "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

            "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders selected by a majority of Holders participating in a particular registration, blue sky fees and expenses (but excluding (a) the compensation of regular employees of the Company which shall be paid in any event by the Company and (b) Selling Expenses).

            "SEC" or "Commission" means the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by a Holder.

            "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2.  REGISTRATION.
-------------------------

      2.1 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder as set forth herein. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder as set forth herein. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (a)  Underwriting.  If the  registration  statement  under which the
Company gives notice under this Section 2.1 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Company; second to all stockholders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of the Prior Registration Rights Agreements on a pro rata basis based upon the total number of shares held by each such participating stockholder that are subject to piggyback registration rights pursuant thereto; third, to all stockholders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each such participating stockholder that are subject to piggyback registration rights pursuant hereto; and fourth, to any other stockholder of the Company on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, stockholders, subsidiaries, parents and affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

            (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.2 hereof.

      2.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All

Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

      2.3 OBLIGATIONS OF THE COMPANY. Subject to Section 2.1(b), whenever the Company elects to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            (g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

      2.4 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect seven
(7) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) collectively, the Holders hold less than 1% of the Company's outstanding Common Stock and (b) all Registrable Securities held by such Holder (and its affiliates, partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

      2.5 DELAY OF REGISTRATION; FURNISHING INFORMATION.

            (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

      2.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.1:

            (a) The Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement (provided, however, that the Company will not be required to indemnify any of the foregoing persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the person making the claim with respect to which indemnification is sought hereunder, and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner, and such subsequent prospectus was so delivered to the Holder making the claim for indemnification); and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one counsel of their own, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

            (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

            (e) The  obligations  of the Company and Holders  under this Section
2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.7 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities to which (a) there is transferred to such transferee no less than twenty thousand (20,000) shares of Registrable Securities, appropriately adjusted to reflect any stock splits, stock dividends, subdivisions, reverse splits and similar events, (b) there is transferred to such transferee at least ten percent (10%) of the shares of Registrable Securities held by the Holder, (c) such transferee is an affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto or (d) such transferee or transferees are partners of a Holder, who agree to act through a single representative; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

      2.8 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

      2.9 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the Closing Date.

      Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.9.

      2.10 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the Initial Offering;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

      2.11 TITLE TO STOCK. Each Stockholder hereby represents that he is the beneficial owner of the outstanding shares of capital stock of Hotpaper issued in his respective name and that, except as otherwise disclosed on the Hotpaper Disclosure Schedule, all such shares are free and clear of any mortgages, pledges, security interests, liens, claims, charges, equities, conditional sales contracts, restrictions, reservations, options, first refusal rights or other encumbrances of any nature whatsoever.

SECTION 3.  MISCELLANEOUS.
-------------------------

      3.1  GOVERNING  LAW.  This  Agreement  shall be construed  under  Delaware
General Corporation Law as to matters of corporate law and, as to all other matters of law, shall be governed and construed under the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in the State of Delaware.

      3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      3.4 ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      3.5  SEVERABILITY.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      3.6 AMENDMENT AND WAIVER.

            (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

            (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

            (c) For the purposes of determining the number of Holder or Stockholders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

      3.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

      3.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      3.9 PRIORITY OF REGISTRATION RIGHTS. Notwithstanding anything herein to the contrary, in the event of any conflict between the provisions of this Agreement and the provisions of any of the Prior Registration Rights Agreements, the provisions of the Prior Registration Rights Agreements shall govern.

      3.10 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      3.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      3.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      3.13 MUTUAL DRAFTING. This Agreement is the result of the joint efforts of the Company and each of the Stockholders and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of the party's involvement in the drafting thereof.

                            [SIGNATURE PAGE FOLLOWS]

      In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

GOAMERICA, Inc.

By: /s/ Francis J. Elenio
    ---------------------------------------

Print Name: Francis J. Elenio
           --------------------------------

Title: Chief Financial Officer, Secretary
       and Treasurer
      -------------------------------------

Address: 401 Hackensack Avenue
         Hackensack, NJ  07601
         Attn:  Aaron Dobrinsky, President


STOCKHOLDERS:

         /s/ Kevin L. Warnock                     /s/ David Henderson
         ---------------------------              ---------------------------
Name:    Kevin L. Warnock                Name:    David Henderson
Address:                                 Address:


                                         Nokia Ventures, L.P.
         /s/ Andrew C. Warnock           By:      /s/ W. Peter Buhl
         ---------------------------              ---------------------------
Name:    Andrew C. Warnock               Name:    W. Peter Buhl
Address:                                 Address:


Osprey Ventures, L.P.                    Angel Investors, L.P. and
                                         Angel (Q) Investors, L.P.

By:      /s/ David M. Stasmy             By:      /s/ Bob Bozeman,
         ---------------------------                  Angel Management, L.L.C.
Name:    David M. Stasmy, as                      ----------------------------
         Managing Member of Osprey       Name:
         Management, L.L.C.              Address:
Address:


Osprey Ventures Q, L.P.                  Osprey Ventures Affiliates Fund, L.P.

By:      /s/ David M. Stasmy             By:      /s/ David M. Stasmy
         ---------------------------              ----------------------------
Name:    David M. Stasmy, as             Name:    David M. Stasmy, as
         Managing Member of Osprey                Managing Member of Osprey
         Management, L.L.C.                       Management, L.L.C.
Address:                                 Address:


                                         GC&H Investments
         /s/ Stephen J. Martin           By:      /s/ Kenneth L. Guernsey
         ---------------------------              ---------------------------
Name:    Stephen J. Martin               Name:    Kenneth L. Guernsey,
Address:                                          Executive Partner
                                         Address:

         /s/ Robert C. Hill                       /s/ Thomas Figlio
         ---------------------------              ---------------------------
Name:    Robert C. Hill                  Name:    Thomas Figlio
Address:                                 Address:


         /s/ Michael Foster                       /s/ Mary Ann O'Brien
         ---------------------------              ---------------------------
Name:    Michael Foster                  Name:    Mary Ann O'Brien
Address:                                 Address: